Accumulator® ①

Combination variable and fixed deferred annuity

Enrollment Form under Group Annuity Contract No. AC6725 (Non-Qualified), No. AC6727 (Qualified) and Application for Individual Contract

Mailing Instructions:
Express Mail: JPMorgan Chase
4 Chase Metrotech Center, 7th Floor West
Attn: Remit One Lockbox 13014
Brooklyn, NY 11245-0001
Regular Mail: Accumulator
P.O. Box 13014, Newark, NJ 07188-0014

AXA EQUITABLE

AXA Distributors, LLC

For Assistance Call 888-517-9900 ②

PLEASE PRINT

1. Type of contract

1. ☐ Non-Qualified (NQ)
2. ☐ Rollover IRA or ☐ Flexible Premium IRA[1] (Tax year ______)
3. ☐ Roth Conversion IRA or ☐ Flexible Premium Roth IRA[1] (Tax year ______)
4. ☐ ERISA Rollover TSA or ☐ Non-ERISA Rollover TSA
5. ☐ Qualified Plan—Defined Contribution[3]
6. ☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)[2]
7. ☐ Inherited Roth IRA BCO (Direct transfer of Decedent Roth IRA)[2]

Footnotes:
1. PGB is not available;
2. GMIB, PGB, GWB for Life and Special DCA are not available;
3. EEB is not available. ③

2. Initial contribution

Total Initial Contribution(s): $ ______________

Expected First Year Contribution* $______________

* Note: Amount entered determines Accumulator Plus Credit Percentage and assumes multiple Contributions will be made (See "Acknowledgement" Section 18). If PGB is elected, we will only accept Contributions during the first 6 months of the first Contract Year. ④

Specify Method(s) of Payment:
- ☐ **Check payable to AXA Equitable or Wire**
- ☐ **1035 Exchange** (from **Single** Owner contract, NQ only)
- ☐ **1035 Exchange** (from **Joint** Owner contract, NQ only)
- ☐ **CD or Mutual Fund Transfer** (Non-Qualified only)
- ☐ **Direct Transfer** (IRA or Rollover TSA)
- ☐ **Rollover** (IRA or Rollover TSA) ⑤
- ☐ **Direct 90-24 transfer from another carrier** (Rollover TSA only)

3. Owner

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 10.

☐ Individual ☐ Qualified Plan Trustee - DC
☐ Trustee (for an Individual) ☐ Beneficiary of Deceased IRA owner
☐ Custodian (IRA) ☐ Other Non-Natural Owner ⑥
☐ UGMA/UTMA ______ (State)

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

U.S.A. Primary Residential Address only - **No P.O. Box Permitted**

City State ZIP Code

Social Security No./TIN **Date of Birth (M/D/Y)** ⑦

Daytime Phone # Valid Driver's License No./Passport #/State Issued ID #

optional 4. Joint owner

(NQ certificates/contracts only.) (For GWB for Life, use Section 12B)

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

U.S.A. Primary Residential Address only - **No P.O. Box Permitted**

City State ZIP Code

Social Security No./TIN **Date of Birth (M/D/Y)** ⑦

Daytime Phone # Valid Driver's License No./Passport #/State Issued ID #

5. Annuitant

If other than Owner.

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

U.S.A. Primary Residential Address only - **No P.O. Box Permitted**

City State ZIP Code ⑦

Social Security No./TIN **Date of Birth (M/D/Y)**

6. Beneficiary(ies)

If more than one — indicate %. Total must equal 100%. Please use Section 10 for additional Primary or Contingent Beneficiaries.

Primary

1. ______________ ______%
Primary Beneficiary Name

Relationship to Owner

2. ______________ ______%
Primary Beneficiary Name

Relationship to Owner

Contingent

Contingent Beneficiary Name

7. Current insurance

1. Do you have any other existing life insurance or annuities? ☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate/contract applied for will be issued? ☐ Yes ☐ No

If **Yes**, complete the following:

Company	Type of Plan	Year Issued	Certificate/Contract Number

8. Contract state

The Contract State is your state of primary residence (Owner's primary residential address from Section 3) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.
☐ I work or conduct business in the state of sale.

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

9. Fund rebalancing

You may not elect Rebalancing on this application if you are allocating any portion of your contribution to an FMO. **A separate form is required.**

You may not elect Rebalancing if you allocate 100% of your contribution to only one investment option, we **cannot** rebalance one option. **Additional Variable Investment Option (VIO) and GIO transfers you make will not modify or cancel the scheduled rebalancing.**

☐ **Option 1:** VIO only. You may not elect this Rebalancing option if you elect any DCA.
☐ Quarterly ☐ Semi Annually **or** ☐ Annually

☐ **Option 2:** VIO and GIO. You may not elect this Rebalancing option if you elect any DCA. The maximum allocation to GIO is limited to 25% of your Contribution.
☐ Quarterly ☐ Semi Annually **or** ☐ Annually

The Rebalancing Program will use the "Immediate" allocations provided in Section 14.

Any changes to this program must be in writing.

Rebalancing will be on the same day of the month as the Contract Date.

10. Special instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

Mailing address — P.O. Box accepted

Mailing address

City | State | Zip Code

11. Guaranteed benefit elections

Except for the Standard GMDB there is an additional charge for each election. These elections cannot be changed after the contract has been issued.

11A. Guaranteed Minimum Death Benefit (GMDB)

If you elect GWB for Life skip this section, otherwise *YOU MUST ELECT ONE OF THE FOLLOWING:*

☐ Standard (Must be elected if Owner(s) is age 76 or older); or
☐ Greater of 6%[1] to age 85 or Annual Ratchet to age 85[2]; or
☐ Annual Ratchet to age 85

If you elect any of the options above, you may not elect the GWB for Life.

11B. Earnings Enhancement Benefit (EEB)[2]

Unless 'Yes' is checked below, this optional rider is declined.

☐ **Yes,** I wish to elect the Earnings Enhancement Benefit Rider. The Owner(s) must be 75 or younger on the Contract Date.

If you elect EEB, you may not elect the GWB for Life.

11C. Guaranteed Minimum Income Benefit (GMIB)[2]

Unless 'Yes' is checked below, this optional rider is declined.

☐ **Yes,** I wish to elect the GMIB feature (Greater of 6%[1] to age 85 or Annual Ratchet to age 85 benefit base). The Owner(s) must be ages 20–75 on the Contract Date.

If you elect GMIB, you may not elect PGB or the GWB for Life.

11D. Guaranteed Withdrawal Benefit for Life (GWB)[2]

Unless 'Yes' is checked below, this optional rider is declined.

☐ **Yes,** I wish to elect the GWB for Life Rider with the **Standard** Death Benefit — Owner issue ages **45–85.**

☐ **Yes,** I wish to elect the GWB for Life Rider with the **Enhanced** Death Benefit — Owner issue ages **45–75.**

There is an additional charge for the Enhanced Death Benefit.

If you elect the GWB for Life, you must complete Section 12 and may not elect: PGB, GMIB, GMDB in Section 11A or EEB.

11E. Principal Guarantee Benefit (PGB)[2]

Unless 'Yes' is checked below, this optional rider is declined.

☐ **Yes,** I wish to elect the **100% Principal Guarantee:** Owner must allocate funds among the **five Asset Allocation Investment Options,** Special DCA and/or GIO.

☐ **Yes,** I wish to elect the **125% Principal Guarantee:** Owner must allocate funds between the **AXA Moderate Allocation Investment Option,** Special DCA and/or GIO.

If you elect PGB, you may not elect GMIB or GWB for Life.

Footnotes for Section 11

1. **Certain investment options will only provide a 3% roll-up to age 85.**
2. **Subject to state and contract availability.**

12. GWB Elections

Complete Section 12 only if you elected GWB for Life in Section 11D.

12A. Type of contract

1. ☐ **Single Life**
2. ☐ **Joint Life — Spousal Only** (Not available for TSA or QP contracts. Must indicate Successor Owner. If Non-natural Owner, indicate Joint Annuitant.)

12B. Successor Owner

For Joint Life only. Must be Owner's spouse.

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

U.S.A. Primary Residential Address only — **No P.O. Box Permitted**

City State ZIP Code

Social Security No./TIN **Date of Birth (M/D/Y)**

(7)

Daytime Phone # Valid Driver's License No./Passport #/State Issued ID #

If you are applying for an NQ contract, you can give the Successor Owner full ownership rights by checking the "Yes" box below. **If you checked "1035 Exchanged from Joint Owner" in Section 2, you must check "Yes" below. Do not check if you checked "1035 Exchange from Single Owner."**

☐ **Yes**, Successor Owner will have full ownership rights.

12C. Joint Annuitant

For Joint Life with Non-Natural Owner only, must be Annuitant's spouse.

☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last)

U.S.A. Primary Residential Address only - **No P.O. Box Permitted**

City State ZIP Code

(7)

Social Security No./TIN Date of Birth (M/D/Y)

12D. Payment Plans

MANDATORY — CHOOSE 1, 2 or 3 below:

1. ☐ I plan to defer my withdrawals. I understand that the value of this benefit may be limited if I do not take withdrawals.

If you do not plan to defer your withdrawals, complete the following section and choose 2 or 3 below:

Frequency: ☐ Monthly ☐ Quarterly ☐ Annually

Start Date: ____________ (Month, Day, Year). You must wait at least 28 days after your contract issue date before payments can begin. They cannot be made later than the 28th day of the month.

2. ☐ Maximum Payment Plan* (calculated by AXA Equitable) (13)
3. ☐ Customized Payment Plan* (13)

Amount of withdrawal: $____________

Total withdrawal for the contract year must not exceed your Guaranteed Annual Payment. Withdrawals made prior to age 59½ may be subject to a Federal income tax penalty. (13)

***Withholding Election Information**
We will automatically withhold 10% Federal income tax unless otherwise instructed.

☐ I do not want to have Federal income tax withheld. (U.S. residence address and Social Security No./TIN required)

13. Disclosures

Withdrawals under your Certificate/Contract may reduce your Benefit Base. **PGB, GMIB, GMDB, and GWB for Life** may not be voluntarily terminated. The charges under the Certificate/Contract generally apply for the life of the Certificate/Contract.

For GMIB, PGB and GMDB: For IRA, QP and TSA Certificates/Contracts: depending on your age, the benefits may be of limited usefulness to you because IRS required minimum distributions must begin at age 70½; distributions that are withdrawn from the Certificate/Contract may significantly reduce your benefit. You should consult your tax advisor.

GWB for Life: For IRA, QP and TSA Certificates/Contracts: Unless you elect our Automatic RMD service and comply with the conditions set forth in the Certificate/Contract, the Certificate/Contract may have limited usefulness to you because partial withdrawals to satisfy minimum distribution rules might reduce your Benefit Base. You should consult with your tax advisor to determine if this Certificate/Contract is appropriate for your circumstances.

14. Immediate allocation options

Immediate Allocation — If you are allocating less than 100% of your contribution to a Special DCA option on the next page, you must allocate the remaining portion of your initial contribution among (1) GIO, (2) FMO, and/or (3) VIOs below using the "Immediate" allocation column, which must total 100%. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

(1) Guaranteed Interest Option (GIO)†*: Subtotal (1) ________%. Use whole percentages.

† ***The maximum allocation to GIO is limited to 25% of your Contribution.***

(2) Fixed Maturity Options (FMOs)* — Only available if the rate to maturity is more than 3%. Use Whole Percentages.

(1001) 1 year maturity ______%	(1006) 6 year maturity ______%
(1002) 2 year maturity ______%	(1007) 7 year maturity ______%
(1003) 3 year maturity ______%	(1008) 8 year maturity ______%
(1004) 4 year maturity ______%	(1009) 9 year maturity ______%
(1005) 5 year maturity ______%	(1010) 10 year maturity ______%

FMO Subtotal (2) __________%

	(3) Variable Investment Options (VIO) Use Whole Percentages		Immediate
Asset Allocation	AXA Conservative Allocation	(1715)	_______%
	AXA Conservative-Plus Allocation	(1716)	_______%
	AXA Moderate Allocation	(1717)	_______%
	AXA Moderate-Plus Allocation	(1718)	_______%
	AXA Aggressive Allocation	(1719)	_______%
Large Cap	AXA Premier VIP Aggressive Equity	(1685)	_______%
	AXA Premier VIP Large Cap Growth	(1679)	_______%
	EQ/Alliance Large Cap Growth	(1691)	_______%
	EQ/Calvert Socially Responsible	(1695)	_______%
	EQ/Capital Guardian Growth	(1713)	_______%
	EQ/Evergreen Omega	(1701)	_______%
	EQ/Janus Large Cap Growth	(1705)	_______%
	EQ/Marsico Focus	(1707)	_______%
	EQ/MFS Emerging Growth Companies	(1709)	_______%
	EQ/Montag & Caldwell Growth	(1724)	_______%
	EQ/TCW Equity	(1722)	_______%
	AXA Premier VIP Large Cap Core Equity	(1678)	_______%
	EQ/Alliance Common Stock	(1686)	_______%
	EQ/Capital Guardian Research	(1698)	_______%
	EQ/Capital Guardian U.S. Equity	(1697)	_______%
	EQ/Equity 500 Index	(1700)	_______%
	EQ/Legg Mason Value Equity	(1742)	_______%
	EQ/Lord Abbett Large Cap Core	(1736)	_______%
	EQ/MFS Investors Trust	(1710)	_______%
	EQ/UBS Growth and Income	(1725)	_______%
	AXA Premier VIP Large Cap Value	(1680)	_______%
	EQ/Alliance Growth and Income	(1687)	_______%
	EQ/Bernstein Diversified Value	(1694)	_______%
	EQ/Boston Advisors Equity Income	(1723)	_______%
	EQ/JPMorgan Value Opportunities	(1711)	_______%
	EQ/Lord Abbett Growth and Income	(1735)	_______%
	EQ/Mercury Basic Value Equity	(1708)	_______%
	EQ/Van Kampen Comstock	(1738)	_______%
Mid Cap	AXA Premier VIP Mid Cap Growth	(1681)	_______%
	EQ/Van Kampen Mid Cap Growth	(1739)	_______%
	EQ/FI Mid Cap	(1702)	_______%
	AXA Premier VIP Mid Cap Value	(1682)	_______%
	EQ/Ariel Appreciation II	(1740)	_______%
	EQ/FI Mid Cap Value	(1703)	_______%
	EQ/Lord Abbett Mid Cap Value	(1737)	_______%

	(3) Variable Investment Options (VIO) Use Whole Percentages		Immediate
Small Cap	EQ/Alliance Small Cap Growth	(1693)	_______%
	EQ/Bear Stearns Small Company Growth	(1726)	_______%
	EQ/Wells Fargo Montgomery Small Cap	(1728)	_______%
	EQ/Small Company Index	(1714)	_______%
	EQ/GAMCO Small Company Value	(1727)	_______%
	EQ/Lazard Small Cap Value	(1706)	_______%
International Stocks	AXA Premier VIP International Equity	(1677)	_______%
	EQ/Alliance International	(1689)	_______%
	EQ/Capital Guardian International	(1696)	_______%
	EQ/International Growth	(1731)	_______%
	EQ/Mercury International Value	(1712)	_______%
	EQ/Van Kampen Emerging Markets Equity	(1699)	_______%
High Yield Bonds	AXA Premier VIP High Yield	(1684)	_______%
	EQ/Caywood-Scholl High Yield Bond	(1729)	_______%
Investment Grade Bonds	EQ/Short Duration Bond*	(1734)	_______%
	AXA Premier VIP Core Bond	(1675)	_______%
	EQ/Alliance Intermediate Gov't. Securities*	(1688)	_______%
	EQ/Alliance Quality Bond	(1692)	_______%
	EQ/JPMorgan Core Bond	(1704)	_______%
	EQ/Long Term Bond	(1732)	_______%
	EQ/PIMCO Real Return	(1733)	_______%
	EQ/Evergreen International Bond	(1741)	_______%
Cash Equivalents	EQ/Money Market*	(1690)	_______%
Specialty	AXA Premier VIP Health Care	(1676)	_______%
	AXA Premier VIP Technology	(1683)	_______%
	EQ/GAMCO Mergers and Acquisitions	(1730)	_______%
	Laudus Rosenberg VIT Value Long/Short Equity	(1720)	_______%
	U.S. Real Estate	(1721)	_______%

Variable Investment Options **Subtotal (3):** ____________%

Total of all Immediate Allocation subtotals
(1) _____% + (2) _____% + (3) _____% must equal 100%:

*** Contributions allocated to these Investment Options will cause the GMDB and GMIB Rollup portion of your benefit base to grow at 3% (if elected).**

If you elect 100% Principal Guarantee, you may only allocate among the "GIO", "Special DCA" and the "Asset Allocation" investment options, and if you elect 125% Principal Guarantee, you may only allocate among the "GIO", "Special DCA" and the "AXA Moderate Allocation" investment option.

15. Dollar cost averaging options

You may choose either Special, 12 Month Dollar Cost Averaging or General Dollar Cost Averaging. You may not choose both. You must allocate your entire Contribution according to the instructions in Section 14. Use the DCA Allocation column below for the transfer percentages. The total must equal 100%.

A. Special Dollar Cost Averaging (Special DCA) — Choose one time period and an allocation percentage. Not available with Inherited IRA/Roth IRA.

☐ 3-months: **100% Allocation or** ________% **or** $________

☐ 6-months: **100% Allocation or** ________% **or** $________ (10)

☐ 12-months: **100% Allocation or** ________% **or** $________

Use the DCA Allocation column below for amounts to be transferred under this DCA program. If not allocating entire initial Contribution to Special DCA, you must allocate the remaining portion to the Immediate allocation column in Section 14. If you do not specify an immediate allocation that is different than the DCA allocation or vice versa, we will use the allocations provided in either column for both DCA and Immediate allocations.

☐ **12 Month Dollar Cost Averaging (12 Month DCA)**

The entire initial contribution is allocated to the EQ/Money Market option. Thereafter, amounts are transferred monthly over a 12 month period to the other variable investment options you have selected. Do **not** indicate a percentage for EQ/Money Market option below. Not available with Inherited IRA/Roth IRA.

B. General Dollar Cost Averaging (General DCA)

You may choose only one of the options listed below.

1. ☐ **Guaranteed Interest Option (GIO)† — Interest Sweep Option** (15)

You must allocate a minimum of [$7,500] to the GIO on the previous page. Use the DCA allocation column below for the Interest Sweep transfer percentages. If you do not complete the "Immediate" allocation column on the previous page, 100% of your contribution will be allocated to the GIO (if permitted). **You may not combine with Special DCA above.**

2. **General DCA: Fixed Period Option, please deplete my General DCA account monthly over the following time period: (Choose one below)**

☐ GIO† 6 months	☐ EQ/Money Market* 6 months
☐ GIO† 12 months	☐ EQ/Money Market* 12 months (10)
☐ GIO† ___ (months)	☐ EQ/Money Market* ___ (months)

(In Section 14, you must use the "Immediate Allocation" column to allocate a minimum of [$5,000] to the GIO or the EQ/Money Market, whichever you checked above.) (15)

† The maximum allocation to GIO is limited to 25% of your Contribution. (12)

The following DCA allocations also apply to new Contributions unless you completed Section 14 or changed your allocations for new Contributions.

(14)

	Variable Investment Options (VIO) Use Whole Numbers Only		DCA
Asset Allocation	AXA Conservative Allocation	(1715)	______%
	AXA Conservative-Plus Allocation	(1716)	______%
	AXA Moderate Allocation	(1717)	______%
	AXA Moderate-Plus Allocation	(1718)	______%
	AXA Aggressive Allocation	(1719)	______%
Large Cap	AXA Premier VIP Aggressive Equity	(1685)	______%
	AXA Premier VIP Large Cap Growth	(1679)	______%
	EQ/Alliance Large Cap Growth	(1691)	______%
	EQ/Calvert Socially Responsible	(1695)	______%
	EQ/Capital Guardian Growth	(1713)	______%
	EQ/Evergreen Omega	(1701)	______%
	EQ/Janus Large Cap Growth	(1705)	______%
	EQ/Marsico Focus	(1707)	______%
	EQ/MFS Emerging Growth Companies	(1709)	______%
	EQ/Montag & Caldwell Growth	(1724)	______%
	EQ/TCW Equity	(1722)	______%
	AXA Premier VIP Large Cap Core Equity	(1678)	______%
	EQ/Alliance Common Stock	(1686)	______%
	EQ/Capital Guardian Research	(1698)	______%
	EQ/Capital Guardian U.S. Equity	(1697)	______%

	Variable Investment Options (VIO) Use Whole Numbers Only		DCA
Large Cap	EQ/Equity 500 Index	(1700)	______%
	EQ/Legg Mason Value Equity	(1742)	______%
	EQ/Lord Abbett Large Cap Core	(1736)	______%
	EQ/MFS Investors Trust	(1710)	______%
	EQ/UBS Growth and Income	(1725)	______%
	AXA Premier VIP Large Cap Value	(1680)	______%
	EQ/Alliance Growth and Income	(1687)	______%
	EQ/Bernstein Diversified Value	(1694)	______%
	EQ/Boston Advisors Equity Income	(1723)	______%
	EQ/JPMorgan Value Opportunities	(1711)	______%
	EQ/Lord Abbett Growth and Income	(1735)	______%
	EQ/Mercury Basic Value Equity	(1708)	______%
	EQ/Van Kampen Comstock	(1738)	______%
Mid Cap	AXA Premier VIP Mid Cap Growth	(1681)	______%
	EQ/Van Kampen Mid Cap Growth	(1739)	______%
	EQ/FI Mid Cap	(1702)	______%
	AXA Premier VIP Mid Cap Value	(1682)	______%
	EQ/Ariel Appreciation II	(1740)	______%
	EQ/FI Mid Cap Value	(1703)	______%
	EQ/Lord Abbett Mid Cap Value	(1737)	______%
Small Cap	EQ/Alliance Small Cap Growth	(1693)	______%
	EQ/Bear Stearns Small Company Growth	(1726)	______%
	EQ/Wells Fargo Montgomery Small Cap	(1728)	______%
	EQ/Small Company Index	(1714)	______%
	EQ/GAMCO Small Company Value	(1727)	______%
	EQ/Lazard Small Cap Value	(1706)	______%
International Stocks	AXA Premier VIP International Equity	(1677)	______%
	EQ/Alliance International	(1689)	______%
	EQ/Capital Guardian International	(1696)	______%
	EQ/International Growth	(1731)	______%
	EQ/Mercury International Value	(1712)	______%
	EQ/Van Kampen Emerging Markets Equity	(1699)	______%
High Yield Bonds	AXA Premier VIP High Yield	(1684)	______%
	EQ/Caywood-Scholl High Yield Bond	(1729)	______%
Investment Grade Bonds	EQ/Short Duration Bond*	(1734)	______%
	AXA Premier VIP Core Bond	(1675)	______%
	EQ/Alliance Intermediate Gov't. Securities*	(1688)	______%
	EQ/Alliance Quality Bond	(1692)	______%
	EQ/JPMorgan Core Bond	(1704)	______%
	EQ/Long Term Bond	(1732)	______%
	EQ/PIMCO Real Return	(1733)	______%
	EQ/Evergreen International Bond	(1741)	______%
Cash Equivalents	EQ/Money Market*	(1690)	______%
Specialty	AXA Premier VIP Health Care	(1676)	______%
	AXA Premier VIP Technology	(1683)	______%
	EQ/GAMCO Mergers and Acquisitions	(1730)	______%
	Laudus Rosenberg VIT Value Long/Short Equity	(1720)	______%
	U.S. Real Estate	(1721)	______%
	Must Total:		100%

(14)

*** Contributions allocated to these Investment Options will cause the GMDB and GMIB Rollup portion of your benefit base to grow at [3%] (if elected).** (11)

(12)

If you elect 100% Principal Guarantee, you may only allocate among the "GIO", ["Special DCA"] and the "Asset Allocation" investment options, and if you elect 125% Principal Guarantee, you may only allocate among the "GIO", ["Special DCA"] and the "AXA Moderate Allocation" investment option. (12)

16. Fraud warnings

[Arkansas/New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/District of Columbia/Kentucky/Louisiana/Maine/Tennessee:** It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • **Ohio:** Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **New Jersey:** Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. • **All other states (except Virginia):** Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.] (16)

17. Broker transfer authorization

☐ **Yes,** by signing below, I hereby designate my registered representative named below to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

18. Signature and acknowledgements

I/WE UNDERSTAND AND ACKNOWLEDGE THE DISCLOSURES IN SECTION 13 AND THAT:

• No GWB, GMIB, GMDB, and/or EEB is elected unless I checked the correct box in Section 11. • My account value attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. • My Fixed Maturity Option amount may increase or decrease in accordance with a market value adjustment until the maturity date. • The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit will be in the form of lifetime periodic payments only. • In the case of IRAs, Qualified Plans and TSAs that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application I acknowledge that I am buying the certificate/contract for its features and benefits other than tax deferral, as the tax deferral feature of the certificate/contract does not provide additional benefits. • All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. • AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority. • I understand that any change made to the benefits applied for, or to the age at issue, must be agreed to in writing on an amendment. • No registered representative has the authority to make or modify any certificate/contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations.• [I understand that Credits will be allocated to my Account Value based on the Expected First Year Contribution Amount and that, if actual first year total Contributions are less than the amount needed to qualify for such Credits, any excess Credits will be deducted from my Account Value •] (4) **I acknowledge receipt of the most current prospectus for the** (1) **[Accumulator.] After reviewing my financial information and goals with my agent, I believe this contract will meet my insurable needs and financial objectives. • Consent for Delivery of Initial Prospectus on CD-ROM:**

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at [1-800-789-7771] and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service. (2)

X ______________________________
Proposed Annuitant's Signature | Signed at: City, State | Date

X ______________________________
Proposed Owner's Signature (if other than annuitant) | Signed at: City, State | Date

X ______________________________
Proposed Joint Owner's Signature (if other than annuitant) | Signed at: City, State | Date

Registered representative section

Did you determine the source of the customer's funds? .... ☐ **Yes** ☐ **No**

Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? .... ☐ **Yes** ☐ **No**

X ______________________________
Primary Registered Representative Signature | Social Security Number **or** Rep. Code

______________________________ ________ % ( ) -
Print Name | Rep. Phone Number

Client Account Number at Broker-Dealer | Email Address | Broker-Dealer Branch

X ______________________________
Secondary Representative Signature | Social Security Number **or** Rep. Code

______________________________ ________ % ( ) -
Print Name | Rep. Phone Number

(17)

Registered Representative Use Only. Contact your home office for program information. [☐ **Option I.** ☐ **Option II.** ☐ **Option III.** (Once selected, program cannot be changed.)]